UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  February 27, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
State of other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

ITEM 5.  Other Events

On February 27 2003, the Board of Directors of Pacific Northwest Bancorp and its President and Chief Executive Officer, Patrick M. Fahey, announced executive management changes including the appointment of David H. Straus to the position of President and Chief Operating Officer of Pacific Northwest Bancorp’s principal subsidiary Pacific Northwest Bank.  Mr. Fahey will continue as the Chairman and Chief Executive Officer of the Bank.  A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    February 28, 2003

PACIFIC NORTHWEST BANCORP

By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer